Exhibit 99.1

                                RISK FACTORS

This offering involves a high degree of risk. You should carefully consider the risks described below and the other information contained in this Prospectus before deciding to invest in shares of our common stock.

The Company may not have sufficient cash for its current operations.

The Company has a working capital deficit, which was approximately $1.73 million at March 31, 2003. For the balance of fiscal year 2003, the Company's cash requirements are expected to include primarily the funding of operating losses, the payment of outstanding accounts payable and the repayment of certain notes payable. The Company is seeking additional capital and needs to raise $1,000,000 immediately with plans to raise an additional $3,000,000 during the remainder of 2003. However, there can be no assurance that these financings will be achieved. If these financings were achieved, the Company would be able to fund current operations until profitability or cash flow breakeven, but only if its projected sales are achieved. Thereafter it will need additional funds for operations, product expansion and debt repayment.

In the event of unforeseen circumstances affecting the economy and/or the Company, this cash flow projection may be proven inaccurate, and the Company will need additional funds for current operations as well as for its outstanding obligations sooner than currently anticipated. The Company can give no assurance that sources of funds will be available to fund its operations and other obligations. If financing is unavailable, it may default on its obligations, curtail operations or cease business altogether.

If a judgment against the Company were enforced, the Company may cease operations.

The Company is now in default under a promissory note, which was issued to a principal supplier for unpaid accounts payable. In May 2003, an Illinois state court entered a judgment against the Company for approximately $193,000 pursuant to a confession of judgment contained in that promissory note. The holder of the judgment has indicated its intention to seek enforcement of the judgment in Massachusetts, the state in which the Company holds the large majority of its assets. The Company has paid $10,000 of the judgment, but there is no assurance that this judgment can be resolved.

If the supplier seeks to enforce the judgment against the Company, the Company's financial condition will be adversely affected. If the Company is not able to pay or otherwise resolve these obligations, it may be in default of its other obligations for borrowed funds and the Company may cease operations.

With recently reduced personnel, the Company may not be able to operate at an adequate level.

Current economic conditions have imposed significant constraints on capital raising and have caused projections of operating revenues to remain at the current lower level for the balance of Fiscal Year 2003. In response to such economic conditions, the Company recently reduced personnel, including employees in marketing and employees in research and development. The effect of these recent personnel reductions on the Company's future sales and operations cannot yet be determined at this time. In view of such reductions, the Company may not be able to operate at an adequate level.

The Company has a substantial level of indebtedness and if it is unable to raise new capital or generate sufficient cash from operations it will not be able to fulfill its financial obligations.

The Company has approximately $2.5 million of debt, some of which is classified as short term. If the Company is not able to raise new capital or to generate enough cash from operations, it will not be able to pay the interest on outstanding debt and repay any scheduled payments of principal. In that event the Company may be in default and, as a consequence, it may have to refinance some or all of the debt, obtain other sources of capital, which may not be available at that time, or continue in default. Any refinancing or additional capital, if available, might be on unfavorable terms in those circumstances. Any default on the Company's financial obligations would likely force curtailment or halting of operations or liquidation of assets.

We have sustained losses in the past and we expect to report losses in the future; going concern qualification in report of independent certified public accountants.

We have incurred substantial losses that have reduced our stockholders equity and at times depleted our working capital. We funded our negative cash flows from 1999 to date primarily by the sale of additional equity and the placement of debt. We incurred losses of approximately $4.15 million during fiscal year 2002 and losses of $2.7 million during the first half of fiscal year 2003.

The losses in fiscal year 2002 were incurred primarily from expenses associated with the marketing of the new drug-testing kits and the development of test kits for diseases. Current economic conditions have imposed significant constraints on capital raising and have caused actual and projected operating revenues to remain at a lower than expected level for the balance of Fiscal Year 2003. In response to such economic conditions, the Company recently reduced personnel, including employees in marketing and employees in research and development. The effect of these recent personnel reductions on the Company's future sales and operations cannot yet be determined at this time.

As a result of the Company's recurring losses from operations and working capital deficit, the report of its independent certified public accountants relating to the financial statements for fiscal year 2002 contains an explanatory paragraph stating substantial doubt about the Company's ability to continue as a going concern. Such report states that the ultimate outcome of this matter could not be determined as of the date of such report (November 26, 2002). Currently, it is anticipated that this consideration will be reflected in the report on the financial statements for the fiscal year ended September 30, 2003.

Principal supplier risk and substantial trade debt due; default in note with entry of judgment

One supplier of a key component is the current sole source for the Company, and it is owed a substantial amount for past-due payables and product development expenses, which have been evidenced by a promissory note. As mentioned above, that promissory note is now in default and a judgment was entered against the Company pursuant to a confession of judgment contained in that note. The Company currently is permitted to purchase these components on a COD basis from the supplier. If the current supplier refuses to sell components or the Company cannot meet the COD terms, the inability to obtain components will have an adverse effect on the business, revenues and prospects of the Company. Although the Company has an inventory of these components, it may not last sufficiently long while the Company finds a new supplier. The Company has identified a new potential supplier and is in the process of evaluating and developing the terms for dealing with this new supplier, but there can be no assurance that this new supplier will be acceptable for the Company's purposes. There is no assurance that a new supplier will be found for these components on a timely basis, or at all, if the current supplier ceases to sell to the Company.

If the supplier acts to collect on the outstanding obligations due it by the Company and seeks to enforce the judgment entered against the Company, the Company's financial condition will be adversely affected. If the Company is not able to pay or otherwise resolve these obligations, it may be in default of its other obligations for borrowed funds.

With all of our assets pledged to prior senior lenders, the Company may not be able to borrow funds and have to curtail or cease operations.

The Company has pledged substantially all of its assets as security to Senior Lenders for currently outstanding debt of approximately $1.5 million. If the Company falls into default to the Senior Lenders, there likely will be no assets available for the repayment of the outstanding Notes issued in February 2003 or any subsequent Notes. In addition, the Company has no other assets to pledge for additional debt and requires the consent of the Senior Lenders for a further security interest to be placed on any of the pledged assets. The Notes are junior to the debt of the Senior Lenders and the Notes would also be junior to the judgment on a supplier's note in the current amount of approximately $183,000 upon domestication of such judgment in Massachusetts. The Company anticipates that some subsequent Notes may be on the same level as the Notes issued in February 2003 ("Pari Passu Notes"), but senior to all other debt of the Company. As a result of the seniority of the above Notes and the Pari Passu Notes, the Company will be limited in incurring additional debt without the majority consent of the holders of all such Notes and the Pari Passu Notes. The inability of the Company to borrow in the future may cause the Company to cut back on its operations.

No assurance future capital will be available to us; additional capital will dilute the holdings of our stockholders.

If we need additional financing, we cannot give any assurance that it will be available, or if available, that it will be available on terms favorable to our stockholders. If funds are not available to satisfy any of our short-term and long-term operating requirements, we may limit or suspend our operations in the entirety or, under certain circumstances, seek protection from creditors. Our recent equity offerings resulted in the dilution of our then existing stockholders. It is possible that future financings may contain terms that could result in similar or more substantial dilution than has already been incurred by our stockholders from the sales of equity with warrants since fiscal year 1998.

Need to increase authorized shares and shareholder approval may not be obtained.

As of May 9, 2003, we had approximately 73 million shares outstanding and approximately 28 million shares committed or reserved for issuance upon exercise of options and warrants or conversion of convertible preferred shares. The Company intends to seek shareholder approval for an increase of its authorized shares of common stock from 100 million to not less than 200 million. If this approval is not obtained, we may not be able to meet certain outstanding obligations to issue shares of common stock.

A significant number of our shares are eligible for sale and their sale could further depress the market price of our stock.

Sales of substantial amounts of our common stock (including shares issued upon exercise of outstanding options and warrants and shares issued upon conversion of convertible preferred shares and debt) in the public market could depress the market price of our common stock. As of May 9, 2003, we had approximately 73 million shares outstanding and approximately 28 million shares committed or reserved for issuance upon exercise of options and warrants or conversion of convertible preferred shares. After shareholder approval, the outstanding Pari Passu Notes would be convertible into approximately 10.6 million shares and 3.8 million shares would be issued to the holders of the Pari Passu Notes for certain agreements. In addition, the Company anticipates that up to 10 million shares may be issued during this fiscal year and up to approximately 11 million shares may be issuable upon conversion of Notes to be issued in the remainder of Fiscal Year 2003.

We depend on the drug of abuse screen systems and market acceptance of those systems is unclear.

We intend to continue to concentrate our efforts primarily on the development of the ORALscreen drug of abuse detection systems and we will be dependent upon the successful development and marketing of those systems to generate revenues. Acceptance of our systems may be adversely affected by:

     -    costs,

     -    concerns related to accuracy or false positive reports,

     -    a cultural resistance to the use of drug of abuse screening tests,

     -    the effectiveness of competing drug of abuse screening tests.

Any failure to achieve greater market acceptance of our systems will have a material adverse effect on our business, financial condition and results of operations.

The success of competitive products could have an adverse effect on our business.

The Drug of Abuse Testing industry is intensely competitive, although at present we have encountered only minimal direct competition in the rapid on-site (as opposed to laboratory) oral fluid drug testing market. The significant competitive factors in the industry include:

         -  price,
         -  convenience,
         -  accuracy,
         -  acceptance of new technologies, - user satisfaction, and
         -  when applicable, government approval.

We believe our ORALscreen systems offer several distinct advantages over the use of blood or urine samples, including net cost savings, ease of use and non-invasiveness. However, the success of any competing alternative to the ORALscreen systems for screening for drugs of abuse could have a material adverse effect on our business, financial condition and results of operations. Most of our competitors have substantially greater financial capabilities for product development and marketing than we currently do. These financial capabilities enable our competitors to market their systems in a more effective manner.


Lack of availability of key system components could result in delays, increased costs, or costly redesign of our products.


Although some of the parts and components used to manufacture our products are available from multiple sources, we currently purchase most of our components from single sources in an effort to obtain volume discounts. One principal supplier of a key component is a sole supplier, which is owed substantial amounts for past-due payables and may not continue to supply. In addition, we are in default under a promissory note held by this supplier and a judgment was entered pursuant to a confession of judgment contained in this note. Lack of availability of any of these parts and components could result in production delays, increased costs, or costly redesign of our products. We continually evaluate ways to minimize any impact to our business from any potential part or component shortage through inventory stockpiling and design changes to afford opportunities for multiple sources of supply for these essential components. Any loss of availability of an essential system component could result in a material adverse change to our business, financial condition and results of operations.


Substantial regulation by government agencies.

Many of our products are subject to regulation by the Food and Drug Administration (the "FDA") and comparable agencies in various states and foreign countries requiring, among other things, pre-market approval or clearance of new medical or dental devices. In November 2000, the FDA proposed regulations that, although still not in effect, in the future may require a pre-market approval or clearance of our ORALscreen products for sale to employers. In addition, Avitar is subject to inspections by the FDA at all times, and may be subject to inspections by state and foreign agencies. If the FDA believes that its legal requirements have not been fulfilled, it has extensive enforcement powers, including the ability to initiate action to physically seize products and/or to enjoin their manufacture and distribution, to require recalls of certain types of products, and to impose or seek to impose civil or criminal sanctions against individuals or companies. Such submissions and review by the FDA could take several years, after which there could be no assurance that approval would be granted.


Dependence on intellectual property; no assurance as to protection of intellectual property.

Our ability to compete effectively with other companies will depend, in part, on our ability to maintain the proprietary nature of our technologies. We intend to rely substantially on unpatented proprietary information and know-how, and there can be no assurance that others will not develop such information and know-how independently or otherwise obtain access to our technology. Similarly, there can be no assurance that our proprietary technology will not infringe patents or other rights owned by others. If we are unable to adequately safeguard and exploit our methods and technologies, our ability to compete with other companies, a majority of which have greater financial, technological, human and other resources than the Company, our business would be materially adversely affected.


Risk of product liability; limited insurance coverage.

The testing, marketing and sale of medical and dental products entails a risk of product liability claims by consumers and others. Avitar has maintained product liability insurance coverage and currently has such insurance in the amount of up to $5,000,000. This insurance will not cover liabilities caused by events occurring after such policy is terminated or claims made after 60 days following termination of the policy or in respect of events excluded from coverage. In the event of a successful suit against Avitar, lack or insufficiency of insurance coverage would have a material adverse effect on Avitar. Further, certain distributors of medical and dental products require minimum product liability insurance coverage as a condition precedent to purchasing or accepting products for distribution. Failure to satisfy such insurance requirements could impede the ability of Avitar to achieve broad distribution of its products, which would have a material adverse effect on Avitar.


We are dependent on our management and key personnel to succeed.

Our principal executive officers and key personnel have extensive knowledge of and experience with our products, the research and development efforts needed to improve them and the development of marketing and sales programs to increase their market penetration. The loss of the services of any of our executive officers or other key personnel, or our failure to attract and retain other skilled and experienced personnel, could have a material adverse effect on our ability to manufacture, sell and market our products. Such events would probably have a negative impact on our business and financial condition.


Barriers to takeover

The Company is governed by the provisions of Section 203 of the Delaware General Corporation Law, an anti-takeover law. In general, the law prohibits a public Delaware corporation from engaging in a "business combination" with an "interested stockholder" for a period of three years after the date of the transaction in which the person became an interested stockholder, unless the business combination is approved in a prescribed manner. "Business combination" is defined to include mergers, asset sales and certain other transactions resulting in a financial benefit to the stockholders. An "interested stockholder" is defined as a person who, together with affiliates and associates, owns (or within the prior three years, did own) 15% or more of a corporation's voting stock. As a result of the application of Section 203, potential acquirers of the Company may be discouraged from attempting to effect an acquisition transaction with the Company, thereby possibly depriving holders of the Company's securities of certain opportunities to sell or otherwise dispose of such securities at above market prices pursuant to such transactions. In addition, in the event of certain changes of control of the Company (as defined in the Company's Equity Plan) outstanding options granted pursuant to the Company's Equity Plan will become immediately exercisable in full. Such acceleration of exercisability may also discourage potential acquirers of the Company.



The market price of our stock has historically been volatile.

The volatility of our common stock imposes a greater risk of capital losses on stockholders as compared to less volatile stocks. In addition, such volatility makes it difficult to ascribe a stable valuation to a stockholder's holdings of our common stock. Factors such as announcements of technological innovations, changes in marketing, product pricing and sales strategies or new products by our competitors, changes in domestic or foreign governmental regulations or regulatory approval processes, developments or disputes relating to patent or proprietary rights and public concern as to the reliability of the OralScreen systems or drug tests in general may have a significant impact on the market price of our common stock. Moreover, the possibility exists that the stock market (and in particular the securities of technology companies such as ours) could experience extreme price and volume fluctuations unrelated to operating performance.